EXHIBIT 5.15

March 6, 2009

VIA EDGAR

United States Securities and Exchange Commission

Re:	Great Basin Gold Ltd. (the “Registrant”)
Registration Statement on Form F-10
Consent of Expert

This letter is provided in connection with the Registrant’s Form F-10 registration statement, and any amendments thereto, and any registration statements filed pursuant to Rule 429 of the United States Securities Act of 1933, as amended (the “Registration Statement”).

I hereby consent to the use of my name in connection with and reference to my involvement in the preparation of the March 19, 2007 “Technical Report — Update on the Exploration Activities on the Hollister Gold Project, Elko County, Nevada”, revised April 3, 2007 (the “Technical Report”), and to references to the Technical Report, or portions thereof, in the Registration Statement and to the inclusion and incorporation by reference of the information derived from the Technical Report in the Registration Statement.

Yours truly,

/s/ Gernot Wober

Gernot Wober, P. Eng.